UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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UNITED STATES OIL AND GAS CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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US Oil and Gas Corp
11782 Jollyville Road, Suite 211B
Austin, Texas 78759

VOTE TODAY!

The Company’s Annual Meeting of Stockholders is scheduled to be held September 23, 2011 at 10 A.M. local time at the Company’s headquarters in Austin, Texas. We remind those beneficial stockholders (whose shares are held by a broker-dealer) of record as of July 27, 2010, who are not able to attend the meeting, and have not yet voted their shares, to please do so prior to the meeting.

The proposals to elect three directors and approve amendments to the Company’s Certificate of Incorporation in order to effectuate a reverse split of the Company’s stock and reduce the authorized number of shares of common stock from 5,000,000,000 to 20,000,000 may be found in the Proxy Statement previously mailed,  filed with the SEC, and on the Company’s website, www.usaoilandgas.com

Stockholders may vote online now by entering their Control Number as provided by their broker-dealer at www.proxyvote.com